REPACKAGING AGREEMENT

Agreement, made this day of July 3 1996 by and between Nortech Forest Technologies (hereinafter referred to as "Registrant") a Delaware corporation having as its principal place of business at St Louis Park Minnesota, and Voluntary Purchasing Groups, Inc. (hereinafter referred to as "VPG'), a Texas corporation, having its principal place of business in Bonham, Texas.

WITNESSETH:

WHEREAS, VPG is prepared to make available its facilities in Bonham, Texas, which facilities have been duly registered with the Environmental Protection Agency, for the purpose of repackaging the Registrant's product (the "Product") described in Exhibit A, as attached.

NOW, THEREFORE, in consideration of the mutual promises and obligations of the parties set forth herein, it is agreed as follows:

         1. The term of this Agreement shall be Three (3) years from the date of this Agreement.

         2. VPG agrees to the repackage the Product at its plant at Bonham, Texas. VPG shall issue to the Registrant, by mail or by facsimile machine, a written purchase order thirty days in advance of its required shipment date.

         3. VPG agrees to furnish all labor, equipment, utilities, labels, containers, outer containers and supplies necessary to repackage and load into trucks the Product to be repackaged by it hereunder.

         4. VPG agrees to indemnify the Registrant against any and all loss, liability, damage and expense of every character whatsoever resulting from personal injury (including death) or property damage, or otherwise sustained by any person, firm, or corporation whatsoever (including VPG and Registrant and employees of either of them) caused by, arising out of, or in any way connected with acts or omissions of VPG (including its officers, agents, servants or employees) in connection with the receiving, handling, storage, repackaging, and delivery at
                  (its) Bonham plant of the Product repackaged by VPG hereunder. VPG agrees to ensure its aforesaid liability hereunder, as set forth, and will maintain and pay for blanket contractual liability insurance.

         6. The Registrant agrees to deliver to VPG title to all materials at the liquid formulation facility chosen by the Registrant. The Registrant agrees to furnish to VPG sufficient quantities of the Product necessary for VPG to satisfy its patrons who are independent distributors and independent retail establishments. The Registrant shall provide to VPG a written acknowledgment of VPG's purchase order, with respect to said purchase order instructions, terms, prices and other details.

         8. The Registrant shall conduct such tests and analyses necessary to ensure that the Product furnished pursuant to Section 3 hereof shall meet the specifications of the Product's label. The Registrant specifically warrants that the Product delivered to VPG hereunder shall be free of contaminants.

         9. Any failure of the Registrant to deliver the Product to VPG as herein provided, which by exercise of reasonable diligence the defaulting party is unable to prevent, if occasioned by any contingency beyond such party's reasonable control (including act of God or the public, enemy, fire, explosion, earthquake, storm, flood, malicious mischief, rebellion, insurrection, war, riot, sabotage, accident, interruption or delay in transportation, inadequacy, or, or failure of supply materials or equipment, breakdown, labor trouble, compliance with any binding order or action of any governmental officer, department or agency, or any other contingency of like or different character), shall not be deemed a default hereunder and shall not subject the party so failing to perform any liability to the other party; provided, however, that the requirement of exercise of reasonable diligence shall not require either party to settle any labor dispute. The affected party may omit acceptance of deliveries during the period on continuance of such circumstances.

         10. This Agreement shall not be assigned or transferred by either party without the prior written consent of the other party.

         11. This Agreement constitutes the entire agreement between the parties and there are no understandings, representations, or warranties of any kind, express or implied, not expressly set forth herein. No modification of this Agreement shall be of any force or effect unless such modification is in writing and signed by the parties bound thereby; and no modification shall be affected by the acknowledgment or acceptance of receipts or order forms containing terms or conditions with those set forth herein.

         12. The parties agree that this Agreement shall be deemed to have been made and executed in the State of Minnesota and that any dispute arising under this Agreement shall be resolved in accordance with the laws of Minnesota.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representative.

VOLUNTARY PURCHASING GROUPS, INC.

Date:

By: Raymond H. Smith

Its: Product Manager

Date: 7-3-96


NORTECH FOREST TECHNOLOGIES, INC.

By: Thomas J. dePetra

Its: CEO

Date: 7-8-96